Exhibit 1(g)

BLACKROCK INDEX FUNDS, INC.

ARTICLES SUPPLEMENTARY TO THE ARTICLES OF INCORPORATION

RECLASSIFYING SHARES OF AUTHORIZED CAPITAL STOCK

OF THE CORPORATION

BLACKROCK INDEX FUNDS, INC., a Maryland corporation (the “Corporation”) having its principal office in the State of Maryland and in the city of Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:    The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), with the authority to issue One Billion Two Hundred Fifty Million (1,250,000,000) shares of common stock, par value $0.0001 per share, as follows:

Series and Classes	Number of Authorized Shares
BlackRock Aggregate Bond Index Fund
Investor A Common Stock	125,000,000
Institutional Common Stock	125,000,000

BlackRock S&P 500 Index Fund
Investor A Common Stock	250,000,000
Institutional Common Stock	250,000,000

BlackRock Small Cap Index Fund
Investor A Common Stock	125,000,000
Institutional Common Stock	125,000,000

BlackRock International Index Fund
Investor A Common Stock	125,000,000
Institutional Common Stock	125,000,000
Total: 1,250,000,000

All shares of all classes of the Corporation’s stock have an aggregate par value of One Hundred Twenty-Five Thousand Dollars ($125,000).

SECOND:    Pursuant to authority expressly vested in the Board of Directors of the Corporation by the charter, the Board of Directors hereby reclassifies Two Hundred Fifty (250,000,000) authorized but unissued shares of BlackRock Aggregate Bond Index Fund to BlackRock Small Cap Index Fund and BlackRock International Index Fund as follows:

Series and Classes	Number of Authorized Shares
BlackRock Small Cap Index Fund
Class K Common Stock	125,000,000

BlackRock International Index Fund
Class K Common Stock	125,000,000
Total: 250,000,000

THIRD:    After the reclassification of authorized shares, the Corporation will have the authority to issue One Billion Two Hundred Fifty Million (1,250,000,000) shares of common stock, par value $0.0001 per share, as follows:

Series and Classes	Number of Authorized Shares
BlackRock S&P 500 Index Fund
Investor A Common Stock	250,000,000
Institutional Common Stock	250,000,000

BlackRock Small Cap Index Fund
Investor A Common Stock	125,000,000
Institutional Common Stock	125,000,000
Class K Common Stock	125,000,000

BlackRock International Index Fund
Investor A Common Stock	125,000,000
Institutional Common Stock	125,000,000
Class K Common Stock	125,000,000
Total: 1,250,000,000

After the classification of authorized shares, all shares of all classes of the Corporation’s stock will have an aggregate par value of One Hundred Twenty-Five Thousand Dollars ($125,000).

FOURTH:    The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class K Common Stock of each of BlackRock Small Cap Index Fund and BlackRock International Index Fund are identical to the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Investor A Common Stock and Institutional Common Stock of each such series as set forth in the charter.

IN WITNESS WHEREOF, BLACKROCK INDEX FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Treasurer on March 24, 2011.

BLACKROCK INDEX FUNDS, INC.

By:	/S/ JOHN M. PERLOWSKI
John M. Perlowski President and Chief Executive Officer

Attest:

/S/ JAY M. FIFE
Jay M. Fife, Treasurer

The undersigned, President and Chief Executive Officer of BLACKROCK INDEX FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

/S/ JOHN M. PERLOWSKI
John M. Perlowski President and Chief Executive Officer

4